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                                                                       EXHIBIT 9

[LETTERHEAD OF FIRST ING LIFE OF NEW YORK APPEARS HERE]


April 16, 1997



First ING Life Insurance Company of New York
Security Life Center
1290 Broadway
Denver, Colorado  80203-5699

Dear Sirs:

This opinion is furnished in connection with the Form N-4 Registration Statement being filed by First ING Life Insurance Company of New York ("First ING") under the Securities Act of 1933, as amended (the "Act"), for the offering of units of interest ("Units") in Separate Account A1 under the Exchequer Variable Annuity individual deferred variable annuity contract ("Contract") to be issued by First ING. The securities being registered under the Act are to be offered in the manner described in the Registration Statement.

I have supervised the examination of all such corporate records of First ING and such other documents and such laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that

  1. First ING is a corporation duly organized and validly existing under the laws of the State of New York.

  2. First ING, formerly The Urbaine Life Reinsurance Company, underwent a name change which was filed on June 2, 1994, pursuant to the Laws of its domiciliary State of New York.

  3. Separate Account A1 was duly created as a separate investment account of First ING pursuant to the laws of the State of New York.

  4. The assets of Separate Account A1 will be owned by First ING. Under New York law and the provisions of the Contract, the income, gains and losses, whether or not realized, from assets allocated to Separate Account A1 must be credited to or charged against such Account, without regard to the other income, gains or losses of First ING.

  5. The Contract provides that the assets of Separate Account A1 may not be charged with liabilities arising out of any other business First ING may conduct.
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First ING Life Insurance Company of New York
April 16, 1997
Page 2


  6. The Contract and the Units in Separate Account A1 to be issued under the Contract have been duly authorized by the corporation; and the Contract, including the Units thereunder, when issued and delivered, will constitute validly issued and binding obligations of First ING in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,

/s/: JOHN R. BARMEYER

John R. Barmeyer
Chief Legal Officer and
Corporate Secretary
First ING Life Insurance Company